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EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Security Asset Capital Corporation on Form S-8 of our report, appearing in the Annual Report on Form 10-KSB of Security Asset Capital Corporation for the years ended December 31, 2000 and 1999, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



                         /s/ PANNELL KERR FORSTER, CERTIFIED PUBLIC ACCOUNTANTS,
                             A PROFESSIONAL CORPORATION




San Diego, California
June 11, 2001